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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         November 1, 2001
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                              Harris Bankcorp, Inc.
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             (Exact name or registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



         0-18179                                         36-2722782
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(Commission File Number)                       (IRS Employer Identification No.)



111 West Monroe Street, Chicago, Illinois                   60603
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 (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code     312-461-2121
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable


ITEM 5.  OTHER EVENTS.

         On October 26, 2001, Harris Bankcorp, Inc. ("Harris") announced that its third quarter 2001 results would be impacted by a special provision for loan losses of $125 million pre-tax, or $80.4 million after related income taxes. This special provision is primarily intended to increase Harris' allowance for possible loan losses allocated to the corporate loan portfolio.

         Harris' third quarter 2001 earnings release dated October 17, 2001 reported net income of $60.2 million. Including the $80.4 million after-tax effect of the special provision for loan losses, Harris' net loss for third quarter 2001 is $20.2 million. The analysis of the adequacy of the allowance for possible loan losses at September 30, 2001 was completed using methodologies consistent with prior quarter-ends. In October 2001 management's assessment of the adequacy of the allowance for possible loan losses included a comprehensive review and stress test of Harris Bankcorp's loan portfolio that considered several quantitative and qualitative factors. This intense review, prompted by the rapidly changing environment, weakening economic conditions and management's expectation that economic recovery would be delayed from the end of 2001 until mid-2002, was completed on October 25, 2001 resulting in a recommendation to the Harris Bankcorp Board of Directors on October 26, 2001 to recognize a special provision for loan losses. This recommendation was approved by the Board and communicated via the attached press release labeled as Exhibit 1.


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         Including the special $125 million provision for loan losses, Harris
Bankcorp's total third quarter 2001 provision for loan losses of $153.3 million was up from $7.3 million in third quarter 2000, while net loan charge-offs during the current quarter were $30.4 million compared to $3.3 million in the same period last year.

         Nonperforming assets at September 30, 2001 were $208 million or 1.3% of total loans, compared to $150 million or 1.0% at June 30, 2001, and $96 million or 0.6% at September 30, 2000. The increase in nonperforming assets from September 30, 2000 is comprised primarily of 15 loans in the shared national credit portfolio ranging in size from $7 million to $20 million, in 14 different industry sectors. At September 30, 2001, the allowance for possible loan losses was $296 million, equal to a ratio of 1.8% of loans outstanding, compared to 1.1% at the end of third quarter 2000. As a result, the ratio of the allowance for possible loan losses to nonperforming assets was 143% at September 30, 2001 compared to 177% at September 30, 2000.

         The provision for loan losses increased by $174.1 million to $195.3 million in the first nine months of 2001 while net charge-offs increased by $63.2 million to $76.0 million.

         At September 30, 2001, regulatory Tier 1 capital of Harris Bankcorp amounted to $2.01 billion, up from $1.98 billion one year earlier. The regulatory leverage capital ratio was 7.07% for the third quarter of 2001 compared to 7.01% in the same quarter of 2000.

                           Forward-Looking Statements

         This Report on Form 8-K includes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements as to management's business and economic outlook. Forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not be achieved. Readers should not place undue reliance on these forward-looking statements, as a number of important factors could cause actual future results to be materially different. Harris does not undertake to update any forward-looking statements.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS.

         No financial statements are required to be filed.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             HARRIS BANKCORP, INC.
                                                 (REGISTRANT)



                                             By         Paul R. Skubic
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                                                        Paul R. Skubic


                                             Its    Chief Accounting Officer
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Date      November 1, 2001
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